Exhibit (5)(d)

Principal Underwriting and Distribution Services Agreement

Between College Retirement Equities Fund and

TIAA-CREF Individual & Institutional Services, LLC

SCHEDULE B

2021 Reimbursement Rates

For the period May 1, 2021 through April 30, 2022

For the services rendered and expenses incurred in connection with the Distribution Services, as provided in the Agreement, the annual expense deduction amounts for each Class of each CREF Account (as a percentage of average net assets) will be as follows:

Stock Account:	Class R1: 0.095%
Class R2: 0.055%
Class R3: 0.040%

Global Equities Account:	Class R1: 0.095%
Class R2: 0.055%
Class R3: 0.040%

Growth Account:	Class R1: 0.095%
Class R2: 0.055%
Class R3: 0.040%

Equity Index Account:	Class R1: 0.095%
Class R2: 0.055%
Class R3: 0.040%

Bond Market Account:	Class R1: 0.095%
Class R2: 0.055%
Class R3: 0.040%

Inflation-Linked Bond Account:	Class R1: 0.095%
Class R2: 0.055%
Class R3: 0.040%

Social Choice Account:	Class R1: 0.095%
Class R2: 0.055%
Class R3: 0.040%

Money Market Account:	Class R1: 0.095%
Class R2: 0.055%
Class R3: 0.040%

Date: Effective May 1, 2021 in accordance with prior approval by the CREF Board on March 12, 2021.

COLLEGE RETIREMENT EQUITIES FUND

By:
Title:

TIAA-CREF INDIVIDUAL & INSTITUTIONAL SERVICES, LLC

By:
Title:

TIAA CONFIDENTIAL